EXHIBIT 5.1

[LETTERHEAD]

April 23, 2001

Corillian Corporation
3400 NW John Olsen Place
Hillsboro, OR 97124-5805

  Re: Registration Statement on Form S-3

Gentlemen and Ladies:

    We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to the resale of up to 3,764,903 shares of common stock, no par value (the "Shares"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

    Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/ Perkins Coie LLP